News Release

Investor Contact:	Courtney Holben, 215-986-3379 courtney.holben@unisys.com

Media Contact:	John Clendening, 214-403-1981 john.clendening@unisys.com

Unisys Announces Second-Quarter 2016 Financial Results

2Q 2016:

•	Operating profit margin of 6.6 percent, an increase of 1310 basis points from operating profit margin of (6.5) percent in 2Q 2015

•	Non-GAAP operating profit margin(1) of 10.8 percent, an increase of 690 basis points from the prior year

•	Diluted earnings per share of $0.36 versus ($1.17) in 2Q 2015

•	Non-GAAP diluted earnings per share(2) of $0.81 versus $0.33 in 2Q 2015

•	Operating cash flow increase of $55.7 million year over year to $34.6 million; $78.7 million increase in non-GAAP adjusted free cash flow(4) year-over-year to $54.3 million

•	Revenue of $748.9 million, down 2 percent, or down less than 1 percent on a constant-currency basis*, year over year

•	Unisys re-affirms full-year guidance for total company revenue, non-GAAP operating profit margin and adjusted free cash flow

BLUE BELL, Pa., July 26, 2016 - Unisys Corporation (NYSE: UIS) today reported second quarter 2016 results highlighted by continued year-over-year increases in operating profit margin, operating cash flow and free cash flow(3).

The company reported an operating profit margin of 6.6 percent including cost reduction charges and pension expense, an increase of 1310 basis points relative to operating profit margin of (6.5) percent in the second quarter of 2015, consistent with ongoing cost-cutting efforts and helped by increased revenues from higher-margin technology products. Second quarter 2016 non-GAAP operating profit margin was 10.8 percent, an increase of 690 basis points from the prior year. In addition, operating cash flow for the quarter increased by $55.7 million versus the prior year to $34.6 million, while adjusted free cash flow in the second quarter of 2016 increased $78.7 million from the prior year to $54.3 million, representing the third consecutive quarter of positive adjusted free cash flow. The Company also reported diluted earnings per share of $0.36 versus ($1.17) in the same quarter a year ago and non-GAAP diluted earnings per share of $0.81 versus $0.33 in the second quarter of 2015. Revenues for the second quarter 2016 were $748.9 million, which is down 2 percent or down less than 1 percent on a constant-currency basis relative to the second quarter of 2015.

“Our second quarter results reflect improvement in our GAAP and non-GAAP operating profit margin and cash flow generation. Revenues were slightly down, less than 1 percent, on a constant-currency basis,” said Unisys President and CEO Peter Altabef. “We are continuing to execute against the strategy we commenced in 2015, which focuses on providing security in everything we do, growing demand for both cyber and physical security offerings, while investing to improve our go-to-market effectiveness by aligning vertically.”

Summary of Second Quarter 2016 Business Results
Company:

•
Overall operating profit margin of 6.6 percent includes cost reduction charges and pension expense. Second quarter 2016 non-GAAP operating profit margin was 10.8 percent, an increase of 690 basis points from the prior year.

•
Net income grew to $21.6 million versus $(58.2) million in the second quarter of 2015, representing margin expansion of 1050 basis points. Adjusted EBITDA(5) saw growth of 71.0 percent to $123.6 million versus the prior year, representing margin expansion of 710 basis points.

•
Overall increased profitability was driven in large part by decreased operating expenses resulting from the company’s ongoing cost-cutting efforts and was also helped by an increase in revenues from higher-margin technology products.

•
Operating cash flow increased by $55.7 million versus the prior year to $34.6 million, while adjusted free cash flow in the second quarter 2016 increased $78.7 million from the prior year, representing the third consecutive quarter of positive adjusted free cash flow.

•	Revenue of $748.9 million declined 2.1 percent year over year or (0.9) percent on a constant-currency basis.

Services:

•
Services revenue, which represented 82.0 percent of total revenue, declined by 7.2 percent to $613.8 million, down 6.1 percent in constant currency. The decline in the Services business was largely offset by a strong quarter for the Technology business, as noted below.

•
Services gross margin improved 110 basis points from 15.7 percent to 16.8 percent. Services operating profit margin was 2.1 percent, a decrease of 10 basis points from the prior year, or flat on a constant-currency basis, reflecting continued investment in the business to reach longer-term profitability goals.

•	Total Services backlog ended the second quarter at $3.8 billion, down 13.7 percent year-over-year.
Technology:

•	Technology revenue, which represented 18.0 percent of total revenue, increased 30.7 percent year-over-year, 32.4 percent in constant currency, largely driven by increased ClearPath ForwardTM sales.

•	Technology operating profit margin improved to 48.0 percent from 15.6 percent in the prior year due to increased gross margins, as well as the benefit of selling, general & administrative reductions.
Cash Flow:

•	Capital expenditures declined 36.4 percent year-over-year to $34.0 million, reflective of significant investments in outsourcing assets that were made in the second quarter of 2015.

•
Second quarter 2016 operating cash flow increased by $55.7 million versus the prior year to $34.6 million. Free cash flow of $0.6 million improved $75.2 million year-over-year and was positive due to higher operating cash flow and lower capital expenditures. Adjusted free cash flow in the second quarter of 2016 increased $78.7 million from the prior year to $54.3 million, representing the third consecutive quarter of positive adjusted free cash flow.

•
During the second quarter 2016, the company executed on cost-cutting plans, largely related to headcount reductions, that are expected to result in $30 million of annualized cost savings, bringing the total to date to $155 million against a plan of $200 million for 2016, with another $30 million expected in 2017.

•	At June 30, 2016, the company had $463.6 million in cash.

Continued Execution on Business Strategy
The company recently made several major announcements regarding security, alliances, and groundbreaking technologies:

•
A series of security-related achievements, including approval of Unisys Stealth® from the U.S. National Security Agency’s (NSA) Commercial Solutions for Classified (CSfC) program in the U.S., and by the National Information Assurance Partnership (NIAP), making Unisys Stealth eligible for use by governments in more than 20 countries to protect their most sensitive systems and information.

•
A hardware-independent version of the ClearPath Forward MCP operating environment software, marking the first time that Unisys has offered a software-only version of its ClearPath Forward operating system platform.

•
The new Unisys, Sandstone and PCT (USP) digital banking platform designed to enable financial institutions to provide more secure banking services. The platform will provide built-in adaptive biometric and data analytics to securely identify customers and validate transactions, to reduce fraud and enhance customer experience.

Conference Call
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

*Constant currency - The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

Non-GAAP Information
Although appropriate under generally accepted accounting principles (GAAP), the company’s results reflect charges that the company believes are not indicative of its ongoing operations and that can make its profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of pension and restructuring costs. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(1) Non-GAAP operating profit - During the second quarter 2016 and 2015, Unisys recorded pretax pension expense and a pretax charge in connection with cost reduction actions. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance.

(2) Non-GAAP diluted earnings per share - During the second quarter 2016 and 2015, Unisys recorded pension expense and a charge in connection with cost reduction actions (both net of tax). Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the non-GAAP diluted earnings/loss per share calculations. The tax amounts netted from pension expense and the charge in connection with cost reduction actions for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for pension expense and restructuring costs during the second quarter 2016 and 2015.

(3) Free cash flow - The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidly measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts required for reinvestment.

(4) Adjusted free cash flow - Because inclusion of the company’s pension contributions and cost reduction payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments and is more indicative of its on-going operations. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidly.

(5) EBITDA & adjusted EBITDA - For the company earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, non-cash share-based expense, other (income) expense (net), Interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes both pension expense and cost reduction charges.
Unisys recorded pretax pension expense during the second quarters of 2016 and 2015. During the second quarters 2016 and 2015, Unisys recorded a pretax charge in connection with cost reduction actions and other expense. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation. The company has also provided external guidance to investors and analysts that it thinks will aid any interested party in understanding and measuring the company’s ongoing operations and profitability.

About Unisys
Unisys is a global information technology company that works with many of the world's largest companies and government organizations to solve their most pressing IT and business challenges. Unisys specializes in providing integrated, leading-edge solutions to clients in the government, financial services and commercial markets. With more than 20,000 employees serving clients around the world, Unisys offerings include cloud and infrastructure services, application services, security solutions, and high-end server technology. For more information, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company’s future results include the company’s ability to effectively anticipate and respond to volatility and rapid technological innovation in its industry; the company’s ability to improve margins in its services business; the company’s ability to sell new products while maintaining its installed base in its technology business; the company’s ability to access financing markets to refinance its outstanding debt; the company’s ability to realize anticipated cost savings and to successfully implement its cost reduction initiatives to drive efficiencies across all of its operations; the company’s significant pension obligations and requirements to make significant cash contributions to its defined benefit plans; the company’s ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the risks of doing business internationally when a significant portion of the company’s revenue is derived from international operations; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company’s ability to retain significant clients; the company’s contracts may not be as profitable as expected or provide the expected level of revenues; cybersecurity breaches could result in significant costs and could harm the company’s business and reputation; a significant disruption in the company’s IT systems could adversely affect the company’s business and reputation; the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; contracts with U.S. governmental agencies may subject the company to audits, criminal penalties, sanctions and other expenses and fines; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company’s results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Services	$613.8	$661.5	$1,208.9	$1,300.5
Technology	135.1	103.3	206.8	185.5
	748.9	764.8	1,415.7	1,486.0
Costs and expenses
Cost of revenue:
Services	529.1	585.7	1,062.8	1,150.0
Technology	41.5	54.8	76.1	94.7
	570.6	640.5	1,138.9	1,244.7
Selling, general and administrative	115.7	145.4	225.8	274.2
Research and development	13.1	28.4	29.1	46.6
	699.4	814.3	1,393.8	1,565.5
Operating profit (loss)	49.5	(49.5)	21.9	(79.5)
Interest expense	7.8	2.7	12.2	5.3
Other income (expense), net	2.6	1.4	1.4	6.3
Income (loss) before income taxes	44.3	(50.8)	11.1	(78.5)
Provision for income taxes	18.8	5.1	24.3	18.4
Consolidated net income (loss)	25.5	(55.9)	(13.2)	(96.9)
Net income attributable to noncontrolling interests	3.9	2.3	5.1	4.5
Net income (loss) attributable to Unisys Corporation	$21.6	$(58.2)	$(18.3)	$(101.4)
Earnings (loss) per share attributable to Unisys Corporation
Basic	$0.43	$(1.17)	$(0.37)	$(2.03)
Diluted	$0.36	$(1.17)	$(0.37)	$(2.03)
Shares used in the per share computations (in thousands)
Basic	50,069	49,927	50,036	49,874
Diluted	71,786	49,927	50,036	49,874

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended June 30, 2016
Customer revenue	$748.9		$613.8	$135.1
Intersegment		$(5.9)	—	5.9
Total revenue	$748.9	$(5.9)	$613.8	$141.0
Gross profit percent	23.8%		16.8%	66.9%
Operating profit percent	6.6%		2.1%	48.0%
Three Months Ended June 30, 2015
Customer revenue	$764.8		$661.5	$103.3
Intersegment		$(22.0)	0.1	21.9
Total revenue	$764.8	$(22.0)	$661.6	$125.2
Gross profit percent	16.3%		15.7%	43.9%
Operating profit (loss) percent	(6.5)%		2.2%	15.6%

	Total	Eliminations	Services	Technology
Six Months Ended June 30, 2016
Customer revenue	$1,415.7		$1,208.9	$206.8
Intersegment		$(11.5)	—	11.5
Total revenue	$1,415.7	$(11.5)	$1,208.9	$218.3
Gross profit percent	19.6%		15.5%	60.4%
Operating profit percent	1.5%		1.4%	37.4%
Six Months Ended June 30, 2015
Customer revenue	$1,486.0		$1,300.5	$185.5
Intersegment		$(28.7)	0.1	28.6
Total revenue	$1,486.0	$(28.7)	$1,300.6	$214.1
Gross profit percent	16.2%		14.9%	46.3%
Operating profit (loss) percent	(5.3)%		0.4%	11.3%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$463.6	$365.2
Accounts and notes receivable, net	561.1	581.6
Inventories:
Parts and finished equipment	18.2	20.9
Work in process and materials	20.9	22.9
Prepaid expenses and other current assets	130.4	120.9	*
Total	1,194.2	1,111.5	*
Properties	888.9	876.6
Less-Accumulated depreciation and amortization	743.5	722.8
Properties, net	145.4	153.8
Outsourcing assets, net	185.4	182.0
Marketable software, net	136.3	138.5
Prepaid postretirement assets	68.4	45.1
Deferred income taxes	130.5	127.4	*
Goodwill	179.7	177.4
Other long-term assets	201.7	194.3	*
Total	$2,241.6	$2,130.0	*
Liabilities and deficit
Current liabilities
Notes payable	$—	$65.8
Current maturities of long-term-debt	11.1	11.0
Accounts payable	187.2	219.3
Deferred revenue	333.2	335.1
Other accrued liabilities	352.4	329.9	*
Total	883.9	961.1	*
Long-term debt	408.8	233.7	*
Long-term postretirement liabilities	1,999.3	2,111.3
Long-term deferred revenue	139.8	123.3
Other long-term liabilities	83.4	79.2	*
Commitments and contingencies
Total deficit	(1,273.6)	(1,378.6)
Total	$2,241.6	$2,130.0	*

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Consolidated net loss	$(13.2)	$(96.9)
Add (deduct) items to reconcile consolidated net loss to net cash provided by (used for) operating activities:
Foreign currency transaction losses	0.4	0.6
Non-cash interest expense	2.8	—
Employee stock compensation	5.3	6.2
Depreciation and amortization of properties	19.3	22.7
Depreciation and amortization of outsourcing assets	25.7	26.1
Amortization of marketable software	32.4	32.9
Other non-cash operating activities	1.0	2.9
Loss on disposal of capital assets	1.6	5.0
Pension contributions	(64.1)	(75.7)
Pension expense	41.8	54.3
Increase in deferred income taxes, net	(9.7)	(7.2)
Decrease in receivables, net	24.9	62.3
Decrease (increase) in inventories	5.8	(10.1)
Decrease in accounts payable and other accrued liabilities	(36.0)	(84.1)
Increase (decrease) in other liabilities	12.3	(14.3)
Decrease in other assets	8.5	10.9
Net cash provided by (used for) operating activities	58.8	(64.4)
Cash flows from investing activities
Proceeds from investments	2,236.8	2,203.1
Purchases of investments	(2,238.0)	(2,174.4)
Investment in marketable software	(30.2)	(33.4)
Capital additions of properties	(11.0)	(24.7)
Capital additions of outsourcing assets	(28.8)	(52.7)
Other	(0.7)	(1.7)
Net cash used for investing activities	(71.9)	(83.8)
Cash flows from financing activities
Proceeds from issuance of long-term debt	213.5	31.8
Payments for capped call transactions	(27.3)	—
Issuance costs relating to long-term debt	(7.3)	—
Payments of long-term debt	(1.3)	(0.6)
Proceeds from exercise of stock options	—	3.7
Payments of short-term borrowings	(65.8)	—
Net cash provided by financing activities	111.8	34.9
Effect of exchange rate changes on cash and cash equivalents	(0.3)	(16.2)
Increase (decrease) in cash and cash equivalents	98.4	(129.5)
Cash and cash equivalents, beginning of period	365.2	494.3
Cash and cash equivalents, end of period	$463.6	$364.8

UNISYS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

	Three Months		Six Months
	Ended June 30		Ended June 30
	2016	2015	2016	2015
GAAP net income (loss) attributable to Unisys Corporation common shareholders	$21.6	$(58.2)	$(18.3)	$(101.4)

Cost reduction expense, net of tax of ($0.1), $4.0, $2.1, $4.0, respectively	10.3	48.6	35.0	48.6

Pension expense, net of tax of ($0.3), $0.5, ($0.6), $1.0, respectively	21.8	25.9	42.4	53.3

Non-GAAP net income (loss) attributable to Unisys Corporation common shareholders	53.7	16.3	59.1	0.5

Add interest expense on convertible notes	4.5	—	5.2	—

Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$58.2	$16.3	$64.3	$0.5

Weighted average shares (thousands)	50,069	49,927	50,036	49,874

Plus incremental shares from assumed conversion:
Employee stock plans	167	155	151	187
Convertible notes	21,550	—	12,593	—

Non-GAAP adjusted weighted average shares	71,786	50,082	62,780	50,061

Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$26.1	$(58.2)	$(18.3)	$(101.4)

Divided by adjusted weighted average shares	71,786	49,927	50,036	49,874

GAAP income (loss) per diluted share	$0.36	$(1.17)	$(0.37)	$(2.03)

Non-GAAP basis
Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$58.2	$16.3	$64.3	$0.5

Divided by Non-GAAP adjusted weighted average shares	71,786	50,082	62,780	50,061

Non-GAAP earnings (loss) per diluted share	$0.81	$0.33	$1.02	$0.01

UNISYS CORPORATION
RECONCILIATION OF GAAP OPERATING PROFIT TO NON-GAAP OPERATING PROFIT
(Unaudited)
(Millions)

	Three Months		Six Months
	Ended June 30		Ended June 30
	2016	2015	2016	2015
GAAP operating income (loss)	$49.5	$(49.5)	$21.9	$(79.5)

Cost reduction expense	10.2	52.6	37.1	52.6

FAS87 pension expense	21.5	26.4	41.8	54.3

Non-GAAP operating profit (loss)	$81.2	$29.5	$100.8	$27.4

Customer Revenue	$748.9	$764.8	$1,415.7	$1,486.0
GAAP operating income (loss) %	6.6%	(6.5)%	1.5%	(5.3)%
Non-GAAP operating profit (loss) %	10.8%	3.9%	7.1%	1.8%

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months		Six Months
	Ended June 30		Ended June 30
	2016	2015	2016	2015
Cash provided by (used for) operations	$34.6	$(21.1)	$58.8	$(64.4)
Additions to marketable software	(15.9)	(16.7)	(30.2)	(33.4)
Additions to properties	(4.4)	(10.8)	(11.0)	(24.7)
Additions to outsourcing assets	(13.7)	(26.0)	(28.8)	(52.7)
Free cash flow	0.6	(74.6)	(11.2)	(175.2)
Pension funding	32.5	37.0	64.1	75.7
Cost reduction funding	21.2	13.2	39.2	13.2
Free cash flow before pension & cost reduction funding	$54.3	$(24.4)	$92.1	$(86.3)